Workhorse Group Reports Second Quarter 2022 Results

CINCINNATI, August 09, 2022 (GLOBE NEWSWIRE) -- Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”) an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, today reported financial results for the second quarter ended June 30, 2022.

Management Commentary

“Our critical strategic initiatives remain on time and on budget,” said Workhorse CEO Rick Dauch. “The recent actions we’ve taken include building out our leadership team; transforming our manufacturing operations; establishing strategic relationships with industry-leading suppliers; and executing on our product roadmaps for both Commercial and Aerospace vehicles. We secured a new purchase agreement for our C1000, W4 CC and W750 products, which includes over 1,000 build slot reservations in 2022 and 2023. We remain confident in the solid foundation we are putting in place to deliver electric vehicles that our customers want and need.”

Second Quarter 2022 and Recent Operational Highlights:

Workhorse delivered on its stated priorities from the first quarter by enhancing its team and strengthening its financial and operational position in the following key areas:

•Hired experienced sales, functional, engineering, and operational talent across the business to complement previous executive appointments.
◦Hired a new VP Sales & Marketing for Commercial Vehicles, who will join the Company in early September.
◦Onboarded five Principal Engineers with a combined 175-plus years of experience, including a Chief Engineer for the Company’s Aerospace business.
◦Strengthened the supply chain team, by adding four automotive industry veterans in purchasing, transportation & logistics and supplier development roles.

•Continued to make progress in transforming Workhorse’s Union City plant into a world-class manufacturing complex. With factory renovations complete, warehouse repairs and upgrades ongoing, and test track construction and site security improvements well underway and expected to be completed by year’s end, the Company is on track to start production in the main production facility in Q3 2022.

•Signed a three-year contract manufacturing agreement to assemble vehicles for Tropos Technologies in Union City beginning in Q4 2022. The contract is a result of the people, plant, and process improvements made to date. Volumes for final assembly in the U.S. market are expected to reach about 2,000 units per year once ramp-up is complete.

•Completed the relocation of the Company’s Aerospace business into a new 75,000 ft2 facility in Mason, Ohio, which includes sufficient space for future manufacturing activity.

Executing Revised Strategic Product Roadmap

Workhorse remains on track to execute its revised strategic product roadmap. The Company continued to make steady progress across all four of its electric vehicle platforms during the quarter:

•C1000: Revised C1000 front suspension design is complete; due care FMVSS testing is expected to be completed and production to begin in Q3 2022. Workhorse remains on track to return vehicles to service and repair all previously manufactured vehicles produced to date by year’s end. The Company also plans to manufacture 50 to 75 additional C1000’s by year’s end from inventory on hand.

•W750/W4 CC: The Company’s Class 4 delivery vehicles are generating significant interest from customers in demonstrations across the country. Workhorse received the first shipment of Green Power chassis in July and will be in production on the W4 CC in Q3 2022 and the W750 step van in Q4 2022.

•W56: Workhorse continues to execute on its plan for the W56 platform with the start of regular production still planned for Q3 2023. This approach provides the Company with the shortest path to full BEV platform production, leverages existing Workhorse designs and will have various wheelbase options with a common parts bin. The Company continues to make key supplier decisions and has chosen suppliers for the eAxle and batteries. As a result, about 75% of the materials for the vehicle are sourced and committed. Design confirmation build was completed in the new Wixom, Michigan technology center in July. Final design and testing protocols for the W56 will be completed by Q2 2023.

•W34: The Company is combining its Class 3 and Class 4 segment experience generated by the E-Gen and the C1000 programs with new technology to develop the W34 platform. Features of the W34 will include the Accessible Low Floor Platform with improved ride and handling, efficient lightweight systems, and advanced technology. With production beginning in late 2024, the W34 will be coming to market just as the industry’s tailwinds arrive.

CEO Rick Dauch added: “By the end of 2024 we will have a full family of safe, reliable, and affordable CL3-6 EVs, built in the heartland of our country, to meet the demanding and diverse needs of the commercial work truck and delivery van markets here in North America.”

Progress in Aerospace Technology

Workhorse continues to invest in its drone operations and secure key commercial partnerships and funding, including the following actions taken in the quarter:

•Began UAV design confirmation builds as part of efforts to address the fast-growing markets for both last mile package delivery as well as the geographical mapping & sensor-based market segments. Initial production of commercial drones will begin in Q3 2022.

•Secured additional contracts with the U.S. Department of Agriculture to provide monitoring, data procurement and analytics as part of demonstration projects.

•Currently operating in Ohio, North Dakota, and Mississippi to support multiple Federal and State funded government programs.

Second Quarter 2022 Financial Results

Sales, net of returns and allowances, for the second quarter of 2022 were recorded at $12.6 thousand compared to $1.2 million in the same period last year. The decrease in net sales was primarily due to a decrease in vehicle sales.

Cost of sales decreased to $3.0 million from $14.8 million in the same period last year. The decrease in cost of sales was primarily due to a $6.7 million decrease in inventory write-downs and a $2.0 million decrease in cost due to a reduction in vehicle sales. Additionally, the decrease in cost of sales was due to a reduction in costs associated with the initial production of the C-Series vehicle platform.

Selling, general and administrative (“SG&A”) expenses increased to $13.0 million from $7.0 million in the same period last year. The increase was primarily driven by an increase of $4.8 million in employee compensation and labor related expenses due to increased headcount and non-cash equity compensation.

Research and development (“R&D”) expenses increased to $5.0 million from $2.1 million in the same period last year. The increase was primarily driven by an increase of $1.3 million in employee compensation and labor related expenses due to increased headcount. Additionally, there was a $1.1 million increase in consulting and prototype expenses related to the continued development of the Company’s HorseFly™, W56, and W4 CC/W750 vehicle programs.

Net interest expense was $0.1 million compared to $10.5 million in the same period last year. The decrease in net interest expense is primarily due to an $8.5 million increase in fair value of the convertible notes due 2024 during the three months ended June 30, 2021, as compared to no changes in fair value during the three months ended June 30, 2022.

Other loss was zero compared to $11.7 million in the same period last year, attributable to unfavorable changes in fair value of the Company’s prior investment in Lordstown Motors Corp, which was sold entirely in Q3 2021.

Net loss was $21.2 million compared to net loss of $43.6 million in the same period last year. Loss from operations for the second quarter was $22.1 million compared to $22.7 million in the same period last year.

As of June 30, 2022, the Company had approximately $140.1 million in cash and cash equivalents.

2022 Guidance

Assuming current supply chain lead times remain unchanged, Workhorse now expects to manufacture and sell between 150-250 vehicles and generate between $15-25 million in revenue for calendar year 2022.

“‘Our results demonstrate the steady progress our team is making as we execute on our product roadmap, invest prudently in our operations and preserve our financial position, which will allow us to deliver enhanced value to our customers and shareholders,” said Workhorse CFO Bob Ginnan.

Conference Call

Workhorse management will hold a conference call today (August 9, 2022) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results and answer related questions.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through August 16, 2022.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415
Replay ID: 13731941

Note on Orders and Slot Reservations

As used in this release, the term “orders” refers to products that a customer has made a contractual commitment to purchase. Customer orders are typically subject to conditions such as timing of delivery, compliance with specifications, satisfaction of quality standards and, in some cases, availability of financing to the customer. Additionally, customers may not purchase products even if all purchase conditions have been satisfied. Accordingly, there is no assurance that any order for a product will result in the sale of that product.

As used in this release, the term “slot reservation” means the Company’s commitment to a customer that Workhorse will make a portion of its production capacity available to produce products for them at a specified time. Slot reservations do not include a binding customer commitment to purchase a product, however they do require a deposit. Accordingly, while the Company believes slot reservations provide a useful indicator of future customer interest in its product, there is no assurance that a slot reservation will result in an order for any product or the sale of any product.

About Workhorse Group Inc.

Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this press release. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the recently announced W750, W56 and W34 platforms; our ability to attract and retain customers for our existing and new products; risks associated with obtaining orders and executing upon such orders; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our company, our customers, our suppliers or the industry; our ability to implement modifications to vehicles to achieve compliance with Federal Motor Vehicle Safety Standards and to meet customer demands with respect to the C-1000s; the results of our ongoing review of the Company’s business and go-forward operating and commercial plans; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; market acceptance for our products; our ability to control our expenses; potential competition, including without limitation shifts in technology; global and local business conditions; acts of war (including without limitation the conflict in Ukraine) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contact:
Aaron Palash / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Relations Contact:
Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com

Workhorse Group Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

Workhorse Group Inc.
Condensed Consolidated Balance Sheets

June 30, 2022 (Unaudited)	December 31, 2021
Assets		
Current assets:		
Cash and cash equivalents	$ 140,060,575	$ 201,647,394
Accounts receivable, less allowance for credit losses of zero as of June 30, 2022 and December 31, 2021	784,668	149,776
Inventory, net	12,557,319	10,067,367
Prepaid expenses and other current assets	11,749,364	4,357,829
Total current assets	165,151,926	216,222,366
Property, plant and equipment, net	13,582,936	7,897,807
Lease right-of-use assets	11,666,276	1,538,852
Other assets	126,310	2,479,865
Total Assets	$ 190,527,448	$ 228,138,890
Liabilities		
Current liabilities:		
Accounts payable	$ 3,787,194	$ 7,849,607
Accrued and other current liabilities	9,596,353	14,752,827
Warranty liability	3,322,212	4,583,916
Current portion of lease liabilities	1,050,585	363,714
Total current liabilities	17,756,344	27,550,064
Lease liabilities, long-term	8,942,651	1,191,053
Convertible notes, at fair value	-	24,705,000
Total Liabilities	26,698,995	53,446,117
Stockholders' equity	163,828,453	174,692,773
Total Liabilities and Stockholders' Equity	$ 190,527,448	$ 228,138,890